UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 22, 2024

TURTLE BEACH CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

001-35465
(Commission File Number)
Nevada	27-2767540
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

44 South Broadway, 4th Floor
White Plains, New York 10601
(Address of principal executive offices) (Zip code)

(888) 496-8001
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	HEAR	NASDAQ
Preferred Stock Purchase Rights	N/A	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 22, 2024, the Board of Directors (the “Board”) of Turtle Beach Corporation (the “Company”), on the recommendation of the Nominating and Governance Committee of the Board (the “Nominating Committee”), appointed Elizabeth Berlacher Bush as a director of the Company, effective July 24, 2024, to fill the vacancy created by Ms. Michelle D. Wilson electing not to stand for reelection. The Board, on the recommendation of the Nominating Committee, also appointed Ms. Bush to serve on the Compensation Committee of the Board (the “Compensation Committee”).

Ms. Bush currently serves as Global Head of Media and Entertainment Partnerships at Creative Artists Agency LLC (“CAA”), a role she has held since June 2024. Ms. Bush has also served as a director of CAA since April 2024 and, prior to her current role, served in various leadership positions at CAA since November 2020. Previously, Ms. Bush served as founder and Chief Executive Officer of Tandem Investment Holdings LLC (“Tandem”), a creative agency, from March 2015 to November 2020, when Tandem was acquired by CAA. Prior to founding Tandem, Ms. Bush worked for the Walt Disney Company as Head of Global Promotions at Marvel Entertainment LLC from April 2012 to March 2015 and Director of Marketing and Strategic Partnerships at American Broadcasting Company from May 2009 to April 2012. Earlier in her career, Ms. Bush served as the Director of Marketing for the Women’s National Basketball Association (WNBA) team the Los Angeles Sparks from September 2007 to May 2009, and worked in team marketing and business operations for the National Basketball Association (NBA) from September 2004 to September 2007. Ms. Bush also serves as an advisory board member at IMPACT Learning Institute and as an adviser at Female Founder Collective and she previously served as a media advisory board member at Athletes Unlimited. Ms. Bush received a B.A. in rhetoric and communication studies from the University of Richmond.

The Board has determined that Ms. Bush is an independent director as defined in the listing standards of The Nasdaq Stock Market LLC and the applicable rules of the Securities and Exchange Commission.

Ms. Bush will receive the Company’s standard compensation for non-employee directors as described in the Company’s proxy statement for its 2024 Annual Meeting of Stockholders, which was filed on April 29, 2024. Upon her appointment to the Board, Ms. Bush became entitled to receive an annual cash retainer in the amount of $50,000 and an additional annual cash retainer of $7,500 for her service on the Compensation Committee, each pro-rated from the date of her appointment. In addition, pursuant to the Company’s 2023 Stock-Based Incentive Compensation Plan, as amended, the Company granted Ms. Bush a restricted award of 4,805 shares of common stock of the Company, which is equal to a pro-rated amount of the annual restricted stock awards granted to the Company’s non-employee directors in 2024.

Other than as described in this Item 5.02, there are no arrangements or understandings between Ms. Bush and any other person pursuant to which she was selected as a director. Ms. Bush is not party to any transaction that would require disclosure under Item 404(a) of Regulation S-K.

On July 22, 2024, the Board appointed William Wyatt as Chair of the Compensation Committee, effective July 24, 2024.

Item 7.01.	Regulation FD.

On July 25, 2024, the Company issued a press release announcing Ms. Bush’s appointment to the Board. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 is being furnished pursuant to Regulation FD and no part shall be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits
Exhibit No.	Description

99.1	Press Release of Turtle Beach Corporation, dated July 25, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TURTLE BEACH CORPORATION

Date: July 25, 2024	By:	/s/ JOHN T. HANSON
John T. Hanson Chief Financial Officer and Treasurer